UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On May 5, 2015, Ligand Pharmaceuticals Incorporated (the “Company”) partner Viking Therapeutics, Inc. (“Viking”) announced that it had closed its initial public offering (the “Viking IPO”) of 3,000,000 shares of its common stock at an initial offering price to the public of $8.00 per share. Viking granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock at the same price to cover over-allotments, if any. The shares are trading on the Nasdaq Capital Market under the ticker symbol “VKTX”.

In connection with the pricing of the Viking IPO, the Company purchased 1,125,000 shares of Viking common stock for an aggregate price of $9.0 million at the price offered to the public. In addition, pursuant to the Master License Agreement, dated May 21, 2014 (as amended, the “Master License Agreement”) by and between the Company, Metabasis Therapeutics, Inc. (“Metabasis”), a wholly-owned subsidiary of the Company, and Viking, the Company received approximately 3.43 million shares of Viking common stock on the closing date of the Viking IPO, subject to adjustment in the event the underwriters exercise their option to purchase additional shares to cover over-allotments, if any. As of the closing date, the Company owned an aggregate of 49.9% of Viking, based on the shares of outstanding Viking common stock at the closing of the Viking IPO.

As a result of the Viking IPO, the Company will make a cash payment to the holders of contingent value rights under the TR Beta Contingent Value Rights Agreement, dated January 27, 2010 (as amended, the “TR Beta CVR”) and the General Contingent Value Rights Agreement, dated January 27, 2010 (as amended, and together with the TR Beta CVR, the “CVR Agreements”). Pursuant to the CVR Agreements, the Company estimates that the aggregate cash payment will be approximately $3.3 million, subject to adjustment in the event the underwriters exercise their option to purchase additional shares to cover over-allotments, if any. The payment is expected to be made on or about January 1, 2016.

The Company has issued a press release regarding the closing of the Viking IPO, a copy of which is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 5, 2015.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 5, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 5, 2015.

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